UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Employment Agreements

On August 9, 2005, Brian R. Gamache, President and Chief Executive Officer, Orrin J. Edidin, Executive Vice President and Chief Operating Officer, and Scott D. Schweinfurth, Executive Vice President and Chief Financial Officer, entered into letter agreements with WMS Industries Inc. rescinding their respective rights to receive a bonus pursuant to their respective employment agreements and the annual performance based bonus program established by the Compensation Committee of the Board of Directors of WMS Industries Inc.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibits	Description
10.1	Amendment Letter, dated August 9, 2005, to Employment Agreement, dated December 27, 2004, between Brian R. Gamache and WMS Industries Inc.
10.2	Amendment Letter, dated August 9, 2005, to Employment Agreement, dated February 14, 2005, between Orrin J. Edidin and WMS Industries Inc.
10.3	Amendment Letter, dated August 9, 2005, to Employment Agreement, dated February 14, 2005, between Scott D. Schweinfurth and WMS Industries Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

Date: August 12, 2005	By:	/s/ Kathleen J. McJohn
Kathleen J. McJohn Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibits	Description
10.1	Amendment Letter, dated August 9, 2005, to Employment Agreement, dated December 27, 2004, between Brian R. Gamache and WMS Industries Inc.
10.2	Amendment Letter, dated August 9, 2005, to Employment Agreement, dated February 14, 2005, between Orrin J. Edidin and WMS Industries Inc.
10.3	Amendment Letter, dated August 9, 2005, to Employment Agreement, dated February 14, 2005, between Scott D. Schweinfurth and WMS Industries Inc.